EXHIBIT 4.1

                         VOLUNTARY RESTRICTION AGREEMENT

         THIS VOLUNTARY RESTRICTION AGREEMENT (the "Agreement") is made this ___ day of __________, 2000 by and between ___________________, whose address is
_____________ ("Option Holder") and SURGICAL SAFETY PRODUCTS INC., with offices at 2108 Oak Terrace, Sarasota, Florida 34231 (the "Company").

         WHEREAS Option Holder was granted options by the Company as more specifically set forth herein at a time when he/she was an officer, director or consultant to the Company as part of one or more of the Company's stock option plans as described herein; and

         WHEREAS the shares underlying the options granted to Option Holder have been registered on Form S-8 with the Securities and Exchange Commission ("SEC"); and

         WHEREAS, Option Holder voluntarily has agreed to restrictions on the sale of stock acquired upon exercise of its options in accordance with the terms and conditions of this Agreement; and

         WHEREAS the Company believes that such voluntary restrictions are in the best interest of the Company.

         NOW THEREFORE in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. Option Holder was granted the following options by the Company as set forth next to the plan under which they were granted:

Name of Plan                        No. of Options    Date         Exercise
------------                        ---------------   ----         --------
                                      Granted         Granted      Price

1994 Employee Option
     or Consultant Option Plan       ______           __/__/94     $_____

1998 Employee Option or
     Consultant Option Plan          ______           __/__/98     $_____

1999 Stock Option Plan               ______           __/__/99     $_____

     (the "Options"). The shares underlying the Options have been registered with the SEC on Form S-8 on April 13, 2000. Upon exercise the shares may be issued as shares without a restrictive legend.

2. Upon exercise of any of the Options, the shares issued thereby are to be in the name of __________________ (name of individual Option Holder or if a company, name of an individual who will hold the shares).

3. Prior to the termination date as defined in paragraph 8 herein, Option Holder voluntarily

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     agrees that in the event it  exercises  the balance of its Options  that it agrees the Company may place upon such shares the following legend:

     "THE SHARES REPRESENTED HEREBY ARE RESTRICTED UNDER THE TERMS OF A VOLUNTARY RESTRICTION AGREEMENT DATED ____________ BETWEEN THE PARTY TO WHOM THEY WERE ISSUED AND THE COMPANY AND SUCH SHARES MAY ONLY BE SOLD, ASSIGNED, TRANSFERRED OR HYPOTHECATED UNDER THE TERMS OF SUCH AGREEMENT. THIS CERTIFICATE INCORPORATES BY REFERENCE THE PROVISIONS OF SUCH AGREEMENT, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY."

4. Prior to the termination dated as defined in paragraph 8 herein, the Option Holder voluntarily further agrees that he/she will not sell, assign, transfer or hypothecate any shares received upon exercise of his/her Options until such time as the Company has reported either (i) on any Form 10Q or Form 10K filed with the SEC revenues of $1,500,000 or (ii) positive pre- tax earnings on its Form 10Q or Form 10K filed with the SEC for two
     (2) out of three (3) calendar quarters.

5. Prior to the termination date as defined in paragraph 8 herein, in the event the Company has reported either (i) on any Form 10Q or Form 10K filed with the SEC revenues of $1,500,000 or (ii) positive pre-tax earnings on its Form 10Q or Form 10K filed with the SEC for two (2) out of three (3) consecutive calendar quarters and in the event Option Holder previously has exercised and wishes to sell, assign, transfer or hypothecate shares issued in accordance with such exercise, the Company agrees, within seven (7) business days of receipt of a written request from Option Holder, to notify Option Holder and the transfer agent for its shares in writing that the shares may be sold, assigned, transferred or hypothecated without the legend contained in paragraph 3 above.

6. Prior to the termination date as defined in paragraph 8 herein, in the event the Company has reported either (i) on any Form 10Q or Form 10K filed with the SEC revenues of $1,500,000 or (ii) positive pre-tax earnings on its Form 10Q or Form 10K filed with the SEC for two (2) out of three (3) consecutive calendar quarters and in the event Option Holder has not exercised but wishes to exercise, the Company agrees, within seven (7) business days of receipt of a written request from Option Holder accompanying the notice of exercise form, to request that the shares to be issued without the legend set forth in paragraph 3 above.

7. Until the termination date as defined in paragraph 8 herein, Option Holder agrees that the terms of the voluntary restrictions to which he/she has agreed may be reported by the Company on any form appropriate for such disclosure and consents to inclusion in such disclosure of the Options Holder's name, the number of his/her Options covered by the restriction and the terms of the voluntary restrictions.

8. Notwithstanding any provision contained herein, the parties agree that the voluntary restrictions contained herein shall terminate on the second anniversary date of the date of this Agreement (the "Termination Date"). From and after the Termination Date, any Options not previously exercised may be exercised without any legend and any shares acquired under the

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     Options may, at the election of the Option Holder, either have their legend removed or Option Holder may sell, assign, transfer or hypothecate such shares without any restriction and in either case without the need for any further action by the Company. From and after the Termination Date, upon receipt of a copy of this Agreement by the Transfer Agent, the Transfer
     Agent is authorized and instructed to effectuate the lifting of any restrictive legend or to transfer any shares as requested by the Option Holder.

9. For any Options not exercised by the Termination Date, Option Holder shall have ninety (90) days commencing on the Termination Date to exercise at the exercise price set forth herein.

10. This Agreement represents the entire agreement between the parties as to the matters contained herein and such agreement may not be modified, amended or revoked unless such modification, amendment or revocation is in writing and executed by the parties hereto.

11. This Agreement is binding upon the parties hereto, and each of their respective heirs, permitted assigns, executors and administrators.

12. This Agreement will be governed by and construed under the laws of the State of Florida and each party hereto grants exclusive jurisdiction to the courts of the State of Florida with venue in Sarasota County.

     IN WITNESS WHEREOF the parties have set their hand and seal on the date first above written.

                                        FOR AN ON BEHALF OF THE

                                        OPTION HOLDER:



                                        ----------------------------



                                        FOR AND ON BEHALF OF

                                        SURGICAL SAFETY PRODUCTS INC.



                                        BY:_________________________





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